EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

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INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-23015 of FirstSpartan Financial Corp. on Form S-1 of our report dated August 23, 1996 (October 1, 1996 as to the 4th paragraph of Note 1) appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "Experts" and "Legal and Tax Opinions" in such Prospectus.



DELOITTE & TOUCHE LLP

Greenville, South Carolina
April 24, 1997


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